U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THL CREDIT SENIOR LOAN FUND

(Exact Name of Registrant as Specified in Declaration of Trust)

DELAWARE	46-6926742
(State of Organization)	(I.R.S. Employer Identification No.)

100 Wall St. 11th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Securities Being Registered:	Name of Exchange on which Each Class is to be Registered:

Common Shares of Beneficial Interest, $0.001 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-190325.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, $0.001 par value per share of THL Credit Senior Loan Fund (the “Registrant”). A description of the Shares is contained under the heading “Description of Capital Structure” in the prospectus to be included in an amendment to the Registrant’s registration statement on Form N-2, which registration statement was originally filed on August 2, 2013 (Registration Nos. 333-190325 and 811-22874, respectively), and as amended from time to time, and such description is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

[Signature page to follow]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THL Credit Senior Loan Fund

/s/ Jennifer Wilson
Jennifer Wilson
Treasurer and Principal Financial Officer

Date: September 18, 2013